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                                                                    EXHIBIT 99.3

                        CONSENT OF PROSPECTIVE DIRECTOR

          I hereby consent (i) to being named in the Registration Statement on Form S-4 (the "Form S-4") of Avant! Corporation as a person intended to be appointed as a director of Avant! Corporation, (ii) to this letter being filed as an exhibit to the Form S-4 and (iii) to the use of my name and biographical information in the Form S-4 and the reference therein to this letter.


                                 Very truly yours,


September 9, 1996                /s/ SHAWN M. HAILEY
                                 ----------------------------------
                                 Shawn M. Hailey